UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest events reported)        April 30, 2003
                                                     --------------------------
                                                          (April 29, 2003)
                                                     --------------------------



Commission    Name of Registrants, State of Incorporation,    I.R.S. Employer
File Number   Address and Telephone Number                   Identification No.
-----------   --------------------------------------------   ------------------

 333-32170    PNM Resources, Inc.                                85-0468296
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700

  1-6986      Public Service Company of New Mexico               85-0019030
              (A New Mexico Corporation)
              Alvarado Square
              Albuquerque, New Mexico  87158
              (505) 241-2700




                         ------------------------------

              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

       See Item 12.      Results of Operations and Financial Condition.

Item 12.   Results of Operations and Financial Condition

       On April 29, 2003, PNM Resources, Inc. (the "Company") issued a press release announcing its unaudited results of operations for the three months ended March 31, 2003. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

       The Company's press release and other communications from time to time may include certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

        Non-GAAP financial measures utilized by the Company include presentations of revenues, operating expenses, operating income, other income and deductions, earnings per share and other GAAP measures of operating performance that exclude or include the effect of litigation settlements, regulatory changes, the restructuring of selected operations, certain merger activities, and other similar events. The Company's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP reported results of operations that are not indicative of fundamental changes in the earnings capacity of the Company's operations. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Limitation on Incorporation by Reference

       In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this report, including exhibits, is furnished pursuant to Items 9 and 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section and not deemed incorporated by reference in any filing under the Securities Act of 1933.

                                  EXHIBIT INDEX


Exhibit Number Description

       99.1     Press Release dated April 29, 2003.

                                  EXHIBIT 99.1

                PNM Resources Reports First Quarter 2003 Earnings

         Highlights:

          o GAAP First Quarter 2003 net earnings of $1.22 per diluted share, compared to $0.63 per share in the first quarter of 2002.

          o First quarter 2003 results included a one-time gain of $0.95 per diluted share as the result of a change in accounting principle and a one-time charge against earnings of $0.26 per diluted share.

          o Ongoing earnings for the latest quarter totaled $0.53 per diluted share, compared to $0.63 per share in the first quarter of 2002.

          o Total operating revenues increased $85.9 million, or 28.5 percent, to $387.7 million in the latest quarter compared to $301.8 million in the first quarter of 2002.

          o A new, long-term sales contract and higher prices in the regional power market helped boost PNM wholesale revenues by $34.8 million, or 47.6 percent.

ALBUQUERQUE, N.M., April 29, 2003 - PNM Resources (NYSE: PNM) today reported consolidated net earnings available for common stock for the three months ended March 31, 2003, of $48.2 million, or $1.22 per diluted share of common stock. In the comparable period in 2002, the company reported consolidated net earnings available for common stock of $24.8 million, or $0.63 per diluted share.

A one-time gain of $61.9 million, or $0.95 per share, and a one-time charge of $16.7 million, or $0.26 a share, were recorded in the latest quarter. Ongoing earnings for the quarter were $0.53 per share, compared to $0.63 per share for the first quarter of 2002.

Total operating revenue for the latest quarter was $387.7 million, up from $301.8 million in the comparable 2002 period. Operating revenues from the company's electric and gas utility operation totaled $275.3 million, compared to $238.5 million in the first quarter of 2002, primarily as the result of the higher cost of gas in 2003.

A new, long-term power sales contract to the U.S. Navy, together with increased sales under an existing contract and higher market prices during the period, helped boost PNM wholesale power revenues by $34.8 million, to $107.8 million for the latest quarter. Total wholesale sales increased 6.1 percent, to 2.5 million megawatt-hours (MWh). Wholesale power prices in the latest quarter averaged $42 per MWh, compared to $24 per MWh in the first three months of 2002.

"While we saw encouraging signs of a recovery in the regional power market during the first quarter, PNM's ability to benefit from those improved prices was restricted by the limited amount of power we had available," said PNM Resources Chairman, President and Chief Executive Officer Jeff Sterba.

A planned maintenance outage shut down one unit of the company's San Juan Generating Station during much of the quarter, and other San Juan units experienced intermittent forced outages in February and March. The restricted availability of the San Juan plant due to those outages added about $5.5 million to purchased power expense during the quarter.

                               PNM Resources, Inc.
        Reconciliation of Ongoing Earnings Per Share To GAAP Reported EPS
                                 March 31, 2003

                                         Three Months                  Twelve Months
                                    Q1 2003         Q1 2002        3/31/03        3/31/02
                                  ------------    ------------    ----------    ----------
GAAP Reported EPS                       $1.22           $0.63         $2.21         $2.80
One-time charges                         0.26             ---         (0.50)         0.57
Change in Accounting (1)                (0.95)            ---           ---           ---
                                  ------------    ------------    ----------    ----------
Ongoing earnings                        $0.53           $0.63         $1.71         $3.37
Average diluted shares (000s)          39,365          39,649        39,390        39,755

  Note 1. To conform to FASB Statement 143, `Accounting for Asset Retirement Obligations.'

PERFORMANCE SUMMARY

Consolidated gross margin improved $0.06 per share as wholesale electric margins improved as a result of new long-term contracts and improved wholesale market conditions, although plant performance limited PNM's ability to take full advantage of wholesale market conditions for the quarter. Retail electric load growth also contributed to better margin performance. These margin improvements were only partially offset by the impact of the warmest January in history for PNM's gas business. Better margin performance was countered by higher net interest costs, increased depreciation expense, and higher employee benefits costs that lowered EPS by $0.16 per share.

ONE-TIME AND NON-RECURRING GAINS AND CHARGES

PNM first quarter 2003 income includes a non-cash gain of $61.9 million or $0.95 per share, stemming from the initial adoption of Financial Accounting Standards Board (FASB) Statement No. 143, Accounting for Asset Retirement Obligations. In the latest quarter, the company also recorded a one-time charge against earnings of $16.7 million, or $0.26 per share, to reflect the write-off of regulatory assets related to the cost of preparing for the transition to a competitive retail electric market in New Mexico. PNM agreed to write off those costs as part of the Global Electric Agreement in 2002.

OTHER RECENT SIGNIFICANT DEVELOPMENTS AFFECTING PNM RESOURCES:

          o On April 8, New Mexico Governor Bill Richardson signed legislation repealing the 1999 law that set the state on the path toward retail electric competition. Repeal of the restructuring law means that PNM will continue to serve as a regulated electric and gas utility in its New Mexico service territory for the foreseeable future.

          o Also in April, PNM completed two financial transactions designed to reduce high-cost debt and to expand the utility's available liquidity facilities. In the first transaction, PNM eliminated $45 million of off-balance sheet lease obligations financing a major PNM transmission line. In a second, unrelated transaction, PNM completed arrangements for a three-year, $90 million liquidity facility secured by outstanding accounts receivable.

          o    On February 18, the PNM Resources Board of Directors approved a
               4.5 percent increase in the company's common stock dividend. The quarterly dividend of $0.23 per share on the outstanding shares of PNM Resources common stock will be payable May 16, 2003, to shareholders of record at the close of business on May 2, 2003.

Details of these announcements and other PNM Resources news are available at the company's website, pnm.com.

Earnings Guidance Unchanged for 2003

Based on first quarter results and its financial and operating forecasts for the remainder of the year, PNM reaffirmed existing earnings guidance for 2003. The company expects 2003 ongoing earnings (not including one-time gains and charges) will be in the range of between $1.80 and $2.05 per diluted share.

Earnings Teleconference Scheduled

PNM Resources has scheduled a teleconference for 9:00 a.m. Eastern Time on Wednesday, April 30, to discuss First Quarter 2003 earnings and other issues of interest to shareholders and investors. The public is invited to listen to the teleconference by calling 1- 973-694-6836. A webcast of the PNM Resources quarterly earnings presentation can be accessed through the company's website at pnm.com. A replay of the conference call will be available beginning at 11:00 a.m. (ET) on April 30 through midnight. (ET) May 6, at 1-800-428-6051 (passcode I.D. 288949).

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves 452,162 average natural gas customers and 392,529 average electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Future financial results will be affected by a number of factors, including interest rates, weather, fuel costs, changes in supply and demand in the market for electric power, wholesale power prices, market liquidity, the competitive environment in the electric and natural gas industries, the performance of generating units and transmission system, state and federal regulatory and legislative decisions and actions, and the performance of state, regional and national economies. For a detailed discussion of the important factors affecting PNM Resources, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2002, and Form 8-K filings with the Securities and Exchange Commission.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                                                                              Three Months Ended
                                                                                   March 31,
                                                                        --------------------------------
                                                                             2003             2002
                                                                        ---------------   --------------
                                                                             (In thousands, except
                                                                              per share amounts)
Operating Revenues:
  Electric............................................................       $241,378         $190,706
  Gas.................................................................        146,253          109,201
  Energy trading margin...............................................              -            1,255
  Unregulated businesses..............................................             60              655
                                                                        ---------------   --------------
    Total operating revenues..........................................        387,691          301,817
                                                                        ---------------   --------------
Operating Expenses:
  Cost of energy sold.................................................        225,934          143,605
  Energy production costs.............................................         35,094           34,971
  Administrative and general..........................................         32,042           31,388
  Depreciation and amortization.......................................         28,374           24,779
  Transmission and distribution costs.................................         16,159           16,537
  Income taxes........................................................          8,876            9,366
  Taxes, other than income taxes......................................          7,786            8,484
                                                                        ---------------   --------------
    Total operating expenses..........................................        354,265          269,130
                                                                        ---------------   --------------
    Operating income..................................................         33,426           32,687
                                                                        ---------------   --------------
Other Income and Deductions
  Other income........................................................         11,206           13,727
  Other deductions....................................................        (17,912)          (1,497)
  Income tax expense..................................................          2,407           (4,842)
                                                                        ---------------   --------------
    Net other income and deductions...................................         (4,299)           7,388
                                                                        ---------------   --------------
    Income before interest charges....................................         29,127           40,075
                                                                        ---------------   --------------
Interest Charges......................................................         18,233           15,126
                                                                        ---------------   --------------
Net Earnings from Operations..........................................         10,894           24,949

Cumulative Effect of a Change in Accounting Principle, Net of Tax              37,422                -
                                                                        ---------------   --------------
Net Earnings..........................................................         48,316           24,949
Preferred Stock Dividend Requirements.................................            146              146
                                                                        ---------------   --------------
Net Earnings Applicable to Common Stock...............................       $ 48,170         $ 24,803
                                                                        ===============   ==============
Net Earnings per Common Share:
  Basic...............................................................        $  1.23          $  0.63
                                                                        ===============   ==============
  Diluted.............................................................        $  1.22          $  0.63
                                                                        ===============   ==============
Dividends Paid per Common Share.......................................        $  0.22          $  0.20
                                                                        ===============   ==============

       The following table shows electric revenues by customer class and average customers:

                                Electric Revenues
                                 (In thousands)

                                     Three Months Ended
                                          March 31,
                                ------------------------------
                                    2003            2002         Variance
                                --------------  -------------- --------------
                                               (In thousands)
    Residential................      $50,963         $50,722         $  241
    Commercial.................       55,106          55,005            101
    Industrial.................       18,751          19,628           (877)
    Other......................        4,224           3,989            235
                                --------------  -------------- --------------
                                    $129,044        $129,344         $ (300)
                                ==============  ============== ==============
    Average customers..........      392,529         381,661         10,868
                                ==============  ============== ==============

       Note: Transmission revenues of $4.6 million and $6.1 million for the three months ended March 31, 2003 and 2002, respectively, are not included in the above table.

       The following table shows electric sales by customer class:

                                 Electric Sales
                                (Megawatt hours)

                                 Three Months Ended
                                      March 31,
                           --------------------------------
                                2003             2002            Variance
                           ---------------   --------------   ---------------
                                            (In thousands)
Residential...............       592,135          588,996             3,139
Commercial................       720,862          711,259             9,603
Industrial................       371,635          392,346           (20,711)
Other.....................        42,886           46,874            (3,988)
                           ---------------   --------------   ---------------
                               1,727,518        1,739,475           (11,957)
                           ===============   ==============   ===============







                           (Intentionally left blank)

       The following table shows gas revenues by customer and average customers:

                                  Gas Revenues
                                 (In thousands)

                                       Three Months Ended
                                           March 31,
                                -------------------------------
                                    2003             2002         Variance
                                --------------   -------------- --------------
                                               (In thousands)
      Residential.............       $97,974          $72,112        $25,862
      Commercial..............        30,421           22,399          8,022
      Industrial..............         1,031              649            382
      Transportation..........         3,745            3,611            134
      Other...................        13,082           10,430          2,652
                                --------------   -------------- --------------
                                    $146,253         $109,201        $37,052
                                ==============   ============== ==============
      Average customers.......       452,162          443,927          8,235
                                ==============   ============== ==============

       The following table shows gas throughput by customer class:

                                 Gas Throughput
                            (Thousands of decatherms)

                                 Three Months Ended
                                      March 31,
                           --------------------------------
                               2003              2002           Variance
                           --------------   ---------------   --------------
                                            (In thousands)
Residential..............        12,206            13,516           (1,310)
Commercial...............         4,334             4,970             (636)
Industrial...............           186               172               14
Transportation...........         8,635             7,397            1,238
Other....................         1,943             1,990              (47)
                           --------------   ---------------   --------------
                                 27,304            28,045             (741)
                           ==============   ===============   ==============






                           (Intentionally left blank)

       The following table shows revenues by customer class:

                               Wholesale Revenues
                                 (In thousands)

                                    Three Months Ended
                                         March 31,
                             --------------------------------
                                 2003              2002           Variance
                             --------------    --------------   --------------
                                              (In thousands)
  Long-term contracts.......      $26,179           $17,015          $ 9,164
  Forward sales.............       22,938            17,743            5,195
  Short-term sales..........       58,661            38,272           20,389
                             --------------    --------------   --------------
                                 $107,778           $73,030          $34,748
                             ==============    ==============   ==============

       Note: For comparative purposes, wholesale revenues for the three months ended March 31, 2002 have not been reclassified to a net margin basis in accordance with GAAP. The impact would be to reduce 2002 forward sales revenue by $16.5 million.

       The following table shows sales by customer class:

                                 Wholesale Sales
                                (Megawatt hours)

                                 Three Months Ended
                                      March 31,
                           --------------------------------
                               2003              2002           Variance
                           --------------   ---------------   --------------
                                             (In thousands)
Long-term contracts......       501,445           281,153          220,292
Forward sales............       562,200           256,096          306,104
Short-term sales.........     1,456,738         1,838,146         (381,408)
                           --------------   ---------------   --------------
                              2,520,383         2,375,395          144,988
                           ==============   ===============   ==============





                           (Intentionally left blank)

SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                PNM RESOURCES, INC.
                                   ---------------------------------------------
                                                    (Registrant)


Date:  April 30, 2003                           /s/ Robin A. Lumney
                                   ---------------------------------------------
                                                  Robin A. Lumney
                                             Vice President, Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)